                                Registration Statement No.33-____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               Autotote Corporation
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                          81-0422894
         -------------------------------         --------------------
         (State or Other Jurisdiction of           (I.R.S. Employer
         Incorporation or Organization)           Identification No.)

              750 Lexington Avenue, New York, New York 10022
         -------------------------------------------------------------
         (Address of Principal Executive Offices)          (Zip Code)

                              Autotote Corporation
                           1995 Equity Incentive Plan
                 --------------------------------------------
                           (Full title of the plans)

                               Martin E. Schloss
                      Vice President and General Counsel
                             Autotote Corporation
                             750 Lexington Avenue
                                  25th Floor
                           New York, New York 10022
       -----------------------------------------------------------------
                    (Name and Address of Agent For Service)

                                (212) 754-2233
       -----------------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------

                                                    Proposed
 Title of                                           Maximum       Proposed
 Securities                          Amount         Offering      Maximum            Amount of
 to be                               to be          Price         Aggregate          Registration
 Registered                          Registered(1)  Per Share     Offering Price     Fee
 ----------                          ------------   ---------     --------------     ------------
 Class A Common
 Stock, $.01
 par value ("Class A Common Stock")     75,000     $ 2.8750(2)    $  215,626         $   74.35

 Class A Common Stock                  809,000     $ 3.0000(2)    $2,427,000         $  836.90

 Class A Common Stock                  102,000     $ 3.1875(2)    $  325,125         $  112.11

 Class A Common Stock                   70,000     $ 3.2500(2)    $  227,500         $   78.45

 Class A Common Stock                    2,500     $ 3.3125(2)    $    8,281.25      $    2.86

 Class A Common Stock                   45,000     $ 3.3750(2)    $  151,875         $   52.37

 Class A Common Stock                   40,000     $ 3.5000(2)    $  140,000         $   48.28

 Class A Common Stock                   72,000     $17.2500(2)    $1,242,000         $  428.28

 Class A Common Stock                  784,500     $ 3.0625(3)    $2,402,531.25      $  828.46

 Total                               2,000,000           --       $7,139,938.50      $2,462.06
 -------------------------------------------------------------------------------------------------

(1) This registration statement (the "Registration Statement") covers shares of Class A Common Stock which may be offered or sold from time to time pursuant to the Registrant's 1995 Equity Incentive Plan (the "Plan").

(2) The proposed maximum offering price per share has been determined pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended (The "Securities Act"), based upon the prices at which options previously granted pursuant to the Plan may be exercised.

(3) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price per share has been determined pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Class A Common Stock as reported on the American Stock Exchange on June 10, 1996.

                                                                Page 1 of 10
                                            Exhibit index appears on page 8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The following documents, which have been filed by Autotote Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement as of their respective dates:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1995.

          (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 1996 and April 30, 1996.

          (c) The Registrant's Current Report on Form 8-K filed with the SEC on March 7, 1996.

          (d) The description of the Registrant's Class A Common Stock, $.01 par value ("Class A Common Stock"), contained in the latest registration statement of the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Martin E. Schloss, who is the Vice President and General Counsel of the Registrant, has acted as counsel to the Registrant in connection with this Registration Statement and has given an opinion as to the validity of the securities being registered hereby.


Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Article Seven of the Registrant's By-Laws requires that the Registrant indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law (the "GCL"), and also allows the Board of Directors of the Registrant to authorize the purchase and maintenance of insurance for the purpose of such indemnification. Section 145 of the GCL authorizes the indemnification of directors, officers, employees and agents against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with any threatened, pending or completed action, suit or proceeding seeking to establish such liability, in the case of third-party claims, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant. Indemnification is also authorized with respect to any criminal action or proceeding where such person had no reasonable cause to believe his conduct was unlawful. Section 145 of the GCL also authorizes the indemnification of directors, officers, employees and agents against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with any threatened, pending or completed action, suit or proceeding by or in the right of the Registrant, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Registrant unless and only to the extent the court in which such action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          In addition, Article Ninth of the Registrant's Certificate of Incorporation ("Article Ninth") provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty to the fullest extent permitted by the GCL. By virtue of this provision, under the GCL a director of the Registrant will not be personally liable for monetary damages for breach of his fiduciary duty, except for liability for (i) breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) dividends or stock repurchases or redemptions that are unlawful under Delaware law, or (iv) any transaction from which the director derived an improper personal benefit.

          Article Ninth eliminates the personal liability of directors, as directors (but not as officers), to the Registrant and its stockholders unless one of the statutorily required exceptions (breach of the duty of loyalty, bad faith, etc.) applies. As a result, directors are not liable even for grossly negligent actions or omissions, including grossly negligent decisions involving control of the Registrant, in the absence of breach of the duty of loyalty, bad faith, improper personal benefit or another statutory exception. Article Ninth does not limit or eliminate the liability of a director for any act or omission occurring prior to June 15, 1987, when Article Ninth became effective. Also, it does not affect a director's liability to third parties, nor the liability of a director to the Registrant or its stockholders arising from any legal requirement (such as the federal securities laws) other than the duty of care imposed by Delaware law.

          The Board of Directors of the Registrant passed a resolution, dated as of June 26, 1995, authorizing and directing the Registrant, prior to the final disposition of the action entitled In Re Autotote Securities Litigation, in the
                                   ------------------------------------
United States District Court for the District of Delaware (the "Action"), to indemnify certain of the present and former officers and directors of the Registrant (each, an "individual Defendant" ), who have been named as defendants in the Action, against and reimburse each Individual Defendant for, all expenses (including reasonable attorneys' fees) actually and reasonably incurred by such Individual Defendants in connection with the Action.

Item 8. Exhibits.
        --------

     5.1 Opinion of counsel as to legality of the shares of Class A Common Stock covered by this Registration Statement.

     23.1  Consent of independent accountants.

     23.2  Consent of counsel (included in Exhibit 5.1)

     24.1 Powers of Attorney for the Registrant are set forth on the signature page of the Registration Statement.


Item 9.    Undertakings.
           ------------

A.   Post-Effective Amendments
     -------------------------

     The Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that subparagraphs (i) and (ii) above will not apply if the
- --------  -------
information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                          ---- ----
thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference
    ----------------------------------------------

          The Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona
                                                                           ----
fide offering thereof.
- ----

C.  Claims for Indemnification
    --------------------------

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 11th day of June, 1996.

                                  Autotote Corporation
                                  (Registrant)

                                  By: /s/ A. Lorne Weil
                                     --------------------------
                                       A. Lorne Weil
                                       Chairman of the Board

          Each person whose signature appears below constitutes and appoints Martin E. Schloss his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by or on behalf of the following persons in the capacities and on the dates indicated:

       Name                       Title                     Date
       ----                       -----                     ----

/s/ A. Lorne Weil       Chairman of the Board, Chief     June 11, 1996
- ---------------------   Executive Officer and Director
A. Lorne Weil           (Principal executive officer)

/s/ William Luke        Vice President and Chief         June 11, 1996
- ---------------------   Financial Officer
William Luke            (principal financial and
                        accounting officer)

/s/ Sir Brian Wolfson          Director                  June 11, 1996
- ---------------------
Sir Brian Wolfson

/s/ Alan J. Zakon              Director                  June 11, 1996
- ---------------------
Alan J. Zakon

/s/ Larry J. Lawrence          Director                  June 11, 1996
- ---------------------
Larry J. Lawrence

/s/ Marshall Barlett           Director                  June 11, 1996
- ---------------------
Marshall Bartlett

/s/ Thomas H. Lee              Director                  June 11, 1996
- ---------------------
Thomas H. Lee

                                 Page 6 of 10

                               INDEX TO EXHIBITS

                                                            Page
                                                            ----

5.1       Opinion of counsel as to legality of the           9
          shares of Class A Common Stock covered by this Registration Statement.

23.1      Consent of independent accountants.               10

23.2      Consent of counsel.
          (included in Exhibit 5.1).

24.1 Powers of Attorney for the Registrant are set forth on the signature page of the Registration Statement.

                                 Page 8 of 10